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                                                                EXHIBIT 10-D(ii)

                          LIFE INSURANCE SPLIT-DOLLAR AGREEMENT


                  AGREEMENT by and between AMERICAN PRECISION INDUSTRIES INC., a Delaware corporation with its principal office at 2777 Walden Avenue, Buffalo, New York 14225 (the "Company"), and _________________________ ("Employee"),
residing at _______________________________________, dated as of ______________.

                               W I T N E S S E T H

                  WHEREAS, the Employee is a capable, efficient, and valued employee of the Company; and

                  WHEREAS, the Company desires to continue to assist the Employee in providing protection for the Employee's family (or other beneficiaries) in the event of the Employee's death while employed by the Company and in augmenting his assets at the time of his retirement or other termination of employment; and

                  WHEREAS, the Company has determined that this assistance can best be provided under a "split-dollar" arrangement; and

                  WHEREAS, the Employee is the owner of insurance policy no. ______________ issued by Guardian Life Insurance Company (the "Insurer") in the original face amount of $_______ on the life of the Employee (the "Policy"),

                  NOW, THEREFORE, the parties agree as follows:

                  1. OWNERSHIP OF POLICY. The Employee will continue to be the owner of the Policy in accordance with the terms and provisions of this Agreement.

                  2. ASSIGNMENT. The Employee has executed a collateral assignment (the "Assignment") of a partial interest in the Policy to the Company in accordance with the terms of Paragraph 5 of this Agreement. The "Assignee's Interest" to which the Assignment refers means the Company's interests in the Policy's death benefit and cash surrender value as described in Paragraph 5 of this Agreement. The Assignment shall terminate upon the termination of this Agreement in accordance with the terms of Paragraph 11 of this Agreement.


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                  3. PAYMENT OF PREMIUMS. On or before the due date of each
annual premium on the Policy, or within the grace period allowed by the Policy or the Insurer for the payment of such annual premium, and for so long as the Employee is employed by the Company before attaining the age of 65, the Company shall pay a portion of the annual premium on the Policy. The portion of each annual premium to be paid by the Company shall be determined by the Company in its discretion from year to year. The Employee shall pay the balance of each such annual premium, on or before its due date or within the grace period allowed by the Policy or the Insurer for the payment of such annual premium.

                  4. ADDITIONAL COMPENSATION. The Company shall pay to the Employee as additional compensation an amount equal to (a) the portion of each annual premium to be paid by the Employee pursuant to Paragraph 3 of this Agreement plus (b) an amount such that, after payment of taxes at the marginal rate (as defined in Schedule A to this Agreement) on the entire additional compensation payment, the Employee would have left an amount equal to the portion of the annual premium payment to be paid by the Employee. The Company shall pay such additional compensation to the Employee, subject to any applicable payroll tax withholding, by the end of the grace period allowed by the Policy or the Insurer for the payment of the annual premium.

                  5. ALLOCATION OF POLICY VALUES. During the term of this Agreement, the Employee shall retain a death benefit from the Policy equal to the amount specified in Schedule A to this Agreement. The remaining proceeds payable from the Policy upon the death of the Employee shall be payable to the Company under the Assignment. During the term of this Agreement, the Company's interest in the cash surrender value of the Policy pursuant to the Assignment shall be equal to the greater of (a) the sum of premiums paid by the Company on the Policy or (b) the excess of the cash surrender value of the Policy over two times the Employee's current annual base salary at the time of determination or termination of employment if earlier. The Company's interest in the cash surrender value shall be payable to the Company in accordance with Paragraph 10. The Company shall furnish to the Employee a schedule after each anniversary of the Policy showing the relative allocations of the cash surrender value of the Policy.

                  6. DESIGNATION OF BENEFICIARY. The Employee shall have the right to designate the beneficiary or beneficiaries of the Policy, who, upon the death of the Employee, shall receive the proceeds of the Employee's interest in the death benefit of the Policy in accordance with Paragraph 7 below. If the Employee elects to designate someone other than his spouse as beneficiary, a written consent from the spouse shall be required.


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                  7. DEATH CLAIMS. In the event of the Employee's death, the
Employee's personal representative and the Company shall promptly take all steps necessary to cause the death benefits provided under the Policy to be paid by the Insurer. The Policy shall provide by endorsement or otherwise that in the event of the death of the Employee while the Policy is in full force and effect during the term of this Agreement, there shall be paid to the beneficiary or beneficiaries designated by the Employee as provided in Paragraph 6 of this Agreement, that portion of the death benefit retained by the Employee as provided in Paragraph 5 of this Agreement, and the remaining proceeds from the Policy shall be paid directly to the Company.

                  8. POLICY LOANS. While this Agreement is in effect and except as provided in Paragraph 10 of this Agreement, there shall be no loans made to the Company or the Employee secured by the Policy.

                  9. NO TERMINATION OF POLICY. The Employee agrees that while this Agreement is in full force and effect, he shall not, without the consent of the Company, sell, transfer, surrender, assign, or otherwise terminate the Policy.

                  10. TERMINATION OF EMPLOYMENT; Attainment of Age 65; Related Events.

                      (a) Upon the occurrence of an event listed in subparagraph
(b), the Employee shall pay to the Company (through a full or partial surrender of the policy or a loan secured by the Policy or from other funds) an amount equal to the Company's interest in the cash surrender value of the Policy (as specified in Paragraph 5 of this Agreement). Upon such payment no other amount shall be due to the Company under this Agreement and the Company shall release the Assignment. The Employee shall thereafter own the Policy free from the terms of this Agreement.

                      (b) The events to which subparagraph (a) refers are:

                          (1) the involuntary termination of the Employee's
employment with the Company before the Employee's 65th birthday; or

                          (2) the Company's election to terminate its interest
in the Policy coincident with or following the Employee's voluntary termination of employment with the Company before his 65th birthday; or

                          (3) the Employee's 65th birthday.


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                  11. TERMINATION OF AGREEMENT. This Agreement shall terminate upon the occurrence of an event listed in Paragraph 10(b) of this Agreement and the satisfaction of the Company's interest in the Policy under the Assignment as provided in Paragraph 10(a) of this Agreement or, if earlier, upon the Employee's death and the satisfaction of the Company's interest in the Policy as provided in Paragraph 7 of this Agreement.

                  12. EMPLOYEE WAIVER. The Employee acknowledges and agrees that if the Agreement and the benefits described in the Agreement constitute an employee benefit plan or part of an employee benefit plan for purposes of Title I of the Employee Retirement Income Security Act, as amended ("ERISA"), (a) the plan is a welfare plan and not a pension plan and, therefore, is exempt from the participation, vesting, benefit accrual, joint and survivor and preretirement survivor annuity, and other requirements of Title I of ERISA, and (b) the Employee irrevocably waives, on behalf of himself and any spouse to whom he may now or in the future be married, any rights and claims the Employee or his spouse or both of them may have now or in the future under Title I of ERISA with respect to such plan, even if it should be construed as a pension plan. The Employee has had sufficient opportunity to review this waiver with counsel. The Company shall administer this Agreement, construe its terms, and make all determinations necessary under this Agreement and shall have complete discretion in doing so.

                  13. AMENDMENT OF AGREEMENT. This Agreement shall not be modified or amended except by a written amendment signed by the Company and the Employee. This Agreement shall be binding on the beneficiaries, heirs, and personal representatives of the Employee and the successors and assigns of the Company.

                  14. STATE LAW. This Agreement shall be subject to and shall be construed under the laws of the State of New York.

                  15. PARAGRAPH READINGS. Paragraph headings as to contents of particular paragraphs of this Agreement are inserted only for convenience and are in no way to be construed as part of the provisions of this Agreement or as a limitation on the scope of particular paragraphs to which they refer.



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                  IN WITNESS WHEREOF, the Employee has executed this Agreement, and the Company, pursuant to the authorization of the Board of Directors, has caused this Agreement to be executed, as of the day and year first above written.

                                  AMERICAN PRECISION INDUSTRIES INC.



                                  By
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                                   SCHEDULE A

                          Effective as of ___________





    I.   Marginal Tax Rate
         -----------------

         The marginal tax rate is the marginal tax rate applicable to the Employee on the date as of which a premium payment is made, as determined by the Company. The Company shall determine the marginal tax rate applicable to the Employee as of the premium payment date, taking into account federal, state, and local income tax rates; the hospital insurance tax rate under the Federal Insurance Contribution Act; the deduction (for income tax purposes) for state and local income taxes; and no income other than income attributable to the Company.

   II.   Death Benefit
         -------------

         The death benefit allocable to the Employee during the term of this Agreement shall be an amount equal to three times his current annual base salary at the date of death or upon the termination of his employment, if earlier, but not more than the Policy proceeds.